EXHIBIT 99.1
SUNAIR SERVICES CORPORATION REPORTS
FISCAL YEAR ENDED SEPTEMBER 30,2006 FINANCIAL RESULTS
Revenues from Continuing Operations for Year Increased 157% Over Prior Year’s
Boca Raton, FL —December 22, 2006— Sunair Services Corporation (AMEX: SNR) today announced its financial results for the fiscal year ended September 30, 2006.
Revenues for the fiscal year ended September 30, 2006 were $55.4 million from continuing operations, compared to revenues of $21.5 million for the prior year. The Company reported a loss from continuing operations of $(4,582,207) for the fiscal year ended September 30, 2006 or $(0.37) per basic and diluted share compared to a loss from continuing operations of ($776,264) or $(0.10) per basic and diluted share for the fiscal year ended September 30, 2005.
Commenting on the results, John Hayes, Sunair’s chief executive officer said, “We are pleased with the progress that we’ve made during fiscal 2006. In our lawn care and pest control services division, where Middleton is our platform, we had indicated that our strategy is to grow both organically and through acquisition. We have completed five acquisitions, which are now integrated into Middleton, all while continuing to grow organically. Our organic growth is fueled by our successful cross selling efforts in both lawn care and pest control services and by maintaining retention rates above industry averages.”
Mr. Hayes concluded, “We are extremely excited about our Company’s prospects for fiscal 2007.”
SUNAIR SERVICES CORPORATION
CONSOLIDATED SUMMARY OF INCOME FOR THE FISCAL YEARS
ENDED SEPTEMBER 30, 2006 and 2005

	2006	2005
REVENUES	$55,445,160	$21,530,452
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,726,456)	(1,244,080)

(PROVISION) BENEFIT FOR INCOME TAXES	144,249	467,816

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(4,582,207)	$(776,264)

EARNINGS (LOSS) PER COMMON SHARE:
Basic Income (Loss) Per Share:
Continuing Operations	$(0.37)	$(0.10)
Discontinued Operations	$(0.10)	$0.18
Net Income (Loss)	$(0.47)	$0.08

Diluted Income (Loss) Per Share:
Continuing Operations	$(0.37)	$(0.10)
Discontinued Operations	$(0.10)	$0.18
Net Income (Loss)	$(0.47)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	12,352,083	7,556,857
Diluted	12,352,083	7,556,857

ABOUT SUNAIR
Sunair Services Corporation is a Florida corporation organized in 1956. Sunair conducts its primary business, lawn care and pest control services, through its subsidiary, Middleton Pest Control, Inc. Middleton is a Florida corporation organized in 1952. Middleton provides complete pest control, lawn and shrub care, subterranean and drywood termite control and mosquito reduction services to both residential and commercial customers. For more information about Sunair, please visit http://www.sunairservices.com.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.